EXHIBIT 16.1

October 2, 2017

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

We have read Item 4.01 of Bancorp 34's Form 8-K dated October 2, 2017, and agree with the statements made in the first through fourth paragraphs.

Respectfully yours,

/s/ Briggs & Veselka Co.